                                                                   EXHIBIT 10.10


                                    SUBLEASE


EFFECTIVE DATE:                     December 15th, 1995

LESSOR:                             PHOENIX NEWSPAPERS, INC., an
                                    Arizona corporation
                                    120 East Van Buren
                                    Phoenix, Arizona  85004
                                    Attention:  Don Zabek
                                    Telephone:  (602) 271-8370

LESSEE:                             PIRANHA INTERACTIVE PUBLISHING INC., an
                                    Arizona corporation
                                    1839 West Drake, Suite B
                                    Tempe, Arizona  85283
                                    Attention:  J. Wade Stallings, II
                                    Telephone:  (602) 460-2244

RECITALS:

                  Lessor is the tenant under that certain Lease dated November 23, 1994 (the "Master Lease"), by and between Lessor, as tenant, and SFERS Real Estate Corp.M, a Delaware corporation, as landlord ("Master Landlord").

                  Pursuant to the Master Lease, Lessor is leasing from Master Landlord approximately 30,000 square feet of that certain building (the "Building") located at 1839 West Drake, Suite 7101, Tempe, Arizona 85283 (the "Property"), together with the right to use certain parking spaces and other common areas comprising the Property.

                  Subject to the approval of Master Landlord, Lessor has the right to sublease all or a portion of the premises being leased by Lessor from Master Landlord ("Lessor's Leased Premises").

                  Lessee desires to lease approximately 4,751 square feet of the Property outlined in red on Exhibit A attached hereto (the "Leased Premises") from Lessor and Lessor is willing to lease the Leased Premises to Lessee on the terms and conditions set forth herein.

                  NOW THEREFORE, FOR VALUABLE CONSIDERATION, it is agreed as follows:

                  1. Leased Premises. Lessor hereby sublets to Lessee, and Lessee hereby sublets from Lessor, the Leased Premises, together with the right to use the common areas of the Property available to Lessor pursuant to the Master Lease, including but not limited to the walkways, corridors, drives and parking area.

                  2. Sublease. Lessor and Lessee acknowledge and agree that this Sublease is a sublease subject to all of the terms and conditions set forth in the Master Lease, and shall be subordinate to the Master Lease and all the terms and conditions of the Master Lease. Lessee shall perform faithfully and be bound by all the terms, covenants, conditions, provisions and agreements of the Master Lease, excepting only as to the rental, Direct Expenses, Services and Utilities, Common Area Maintenance charges and taxes payable by the Lessor thereunder. This Sublease shall in no way change or diminish Lessor's obligation to the Master Landlord pursuant to the Lease. Lessee shall not commit or permit to be committed on the leased premises any act or omission which shall violate any term or condition of the Master Lease. Lessee specifically acknowledges that the effectiveness of the Sublease is subject to the approval of the Master Landlord.

                  3. Term. The term of this Sublease shall be for a period of four (4) years, commencing on the first (1st) day of December, 1995, at 12:01 a.m., and continuing to 11:59 p.m. on the 30th day of November 1999, subject to the terms and conditions set forth in this Sublease which may permit or provide for an earlier termination.

                  4. Assignment or Subletting. Lessee may assign or sublet its interest in and to this Sublease provided that Lessee obtains the prior written consent of Lessor and Master Landlord, which consent shall not be unreasonably withheld. Lessee shall give Lessor and Master Landlord at least ninety (90) days written notice prior to the commencement date of any such assignment or subletting, which notice shall set forth the name of the proposed assignee or subtenant, the relevant terms of any assignment or sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Provided that Lessor and Master Landlord consent to such an assignment or sublease, and such assignee or sublessee executes an instrument in form acceptable to Lessor and in compliance with Section 9 of the Master Lease, assuming all of Lessee's obligations hereunder, Lessee shall be released from further obligation hereunder.

                  5. Rental. Lessee shall pay to Lessor as rental (which amount includes all charges for utilities) during the term hereof the following on the first (1st) day of each calendar month:

                         Period                         Monthly Rent
                         ------                         ------------
                  December 1, 1995
                  through
                  March 15, 1996                        $0.00

                  March 16, 1996
                  through
                  November 30, 1996                     $3,662.23
                  (March 1996 rent to be prorated)

                  December 1, 1996
                  through

                  November 30, 1997                     $3,761.21

                  December 1, 1997
                  through
                  November 30, 1998                     $3,860.19

                  December 1, 1998
                  through
                  November 30, 1999                     $3,959.17

Lessee shall also pay, as additional rental, any excise, privilege, or sales taxes levied on the rent or the receipt thereof by Lessor. In addition, to the extent that as a result of fire or other casualty, Lessor receives an abatement of its rent pursuant to the Master Lease, Lessee shall receive a corresponding abatement of its rent pursuant to this Sublease.

                  6. Security Deposit. Lessee shall deposit with Lessor upon the execution of this Sublease a security deposit in the amount of $3,662.23. Said security deposit may be commingled with Lessor's general funds, and Lessee shall not be entitled to any interest on the security deposit. In the event that Lessee fully performs its obligations under this Sublease, the security deposit shall be refunded to Lessee upon the expiration of the term of this Lease. In the event of any default by Lessee, Lessor shall be entitled to apply the security deposit to amounts owing pursuant to this Sublease. If any portion is to used, Lessee shall within five (5) days after written notice from Lessor, deposit with Lessor an amount sufficient to restore the security deposit to the original amount.

                  7. Direct Expenses/Taxes. Lessor, pursuant to the terms of the Master Lease, is responsible for the payment of the Property's proportionate share of Direct Expenses and Taxes, as defined in the Master Lease. Lessee shall have no liability for the same which are applicable to the Leased Premises. Except as specifically set forth in Section 5 above, Lessor shall be solely responsible for the payment of Direct Expenses and Taxes applicable to the Leased Premises.

                  8. Parking. Subject to Section 17.2 of the Master Lease, Lessee shall be entitled to the use of up to twenty-five (25) parking spaces from 5:01 a.m. until 11:00 p.m. each day, and no more than ten (10) parking spaces from 11:01 p.m. until 5:00 a.m. each day. The above described parking spaces shall be as close as possible to the Leased Premises.

                  9. Signage. Subject to receiving the approval (which approval may be conditioned upon, among other things, receipt of plans, specifications and manner of affixation) of the Master Landlord, and any and all necessary governmental entities, Lessee shall have the right, at its sole cost and expense, to install signage on the entry door of the Leased Premises and on the upper exterior wall of the Leased Premises.

                  10. Use. The Leased Premises shall be used solely for the purposes of operating an administrative office of software publishing and design business, and in full compliance with Section 1 of the Master Lease. Any other uses of the Leased Premises shall be subject to Lessor's and Master Landlord's prior approval, which approval shall not be unreasonably withheld. Lessee's business shall be established and conducted throughout the term hereof in a first class manner. Lessee shall not use the Leased Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the Leased Premises. Lessee shall not do or suffer anything to be done on the Leased Premises which will cause structural injury to the Leased Premises or the building of which the same forms a part. The Leased Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated upon the Leased Premises which will in any manner injure, vibrate or shake the Leased Premises or the building of which it is a part. No use shall be made of the Leased Premises which will in any way impair the efficient operation of the sprinkler system within the building containing the Leased Premises. Lessee shall not leave the Leased Premises unoccupied or vacant during the term. No musical instrument of any sort, or noise making device will be operated or allowed upon the Leased Premises for the purpose of attracting trade or otherwise. Lessee shall not use or permit the use of the Leased Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the Leased Premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any act on the part of Lessee or use of the Leased Premises by Lessee shall cause directly or indirectly, any increase of Lessor's or Master Landlord's insurance expense, said additional expense shall be paid by Lessee to Lessor or Master Landlord, as applicable, upon demand; provided, however, Lessor acknowledges that the use of the Leased Premises for purposes of operating a software publishing and design business will not cause any such premium increase. No such payment by Lessee shall limit Lessor or Master Landlord, as applicable, in the exercise of any other rights or remedies, or constitute a waiver of Lessor's or Master Landlord's right to require Lessee to discontinue such act or use.

                  11. Improvements. Lessee, at its sole cost and expense, may make such improvements to the Leased Premises as it deems necessary, subject however to receiving the prior written approval of Lessor and Master Landlord, and in compliance with Sections 6, 7 and 8 of the Master Lease, and all necessary governmental permits and approvals for each such improvement. Lessee preliminary intends to make the improvements listed on Exhibit B attached hereto; provided however, inclusion on Exhibit B shall not be deemed to be Master Landlord's final approval of the same. Lessor and Master Landlord shall approve, or give a detailed explanation of objections to, Lessee's formal presentation/request for tenant improvements (to follow execution of this Sublease under separate cover) within five (5) business days of their receipt of such written request. Any delay in responding beyond such five (5) business days shall result in the abatement of the rental payments (scheduled to commence on March 16, 1996) which abatement shall continue for the number of days equal to the length of such delay. Upon the expiration or termination of the Sublease, all such improvements shall become the property of Lessor, and Lessee shall have no right, title or interest in or to the same.

                  12. Truck Parking. Lessee shall have the right to temporarily park a truck near the Leased Premises (during the hours of 7:00 a.m. through 7:00 p.m.) for not more than 15 minutes at any one time, for the purpose of offloading and loading its product.

                  13. Premises Maintenance. Lessee shall at all times, at its sole cost and expense, maintain the interior of the Leased Premises in good and sanitary condition and repair. Lessor shall at all times, at its sole cost and expense, maintain or cause to be maintained the exterior of the Leased Premises and the structural integrity of the Leased Premises including HVAC, the roof and major plumbing.

                  14. Insurance. At all times during the term of this Sublease, Lessee, at its sole cost and expense, shall comply with the insurance provision of the Master Lease, and shall provide Master Landlord and Lessor (who shall also be named as an additional insured under all such policies of insurance) with the insurance terms and coverages set forth in the insurance provision of the Master Lease.

                  15. Encumbering the Leased Premises. During the term of this Sublease, Lessee shall not cause or permit any lien, claim, charge or encumbrance of any nature or description whatsoever to attach to or encumber the Leased Premises or any part thereof.

                  16. Indemnity. Lessee covenants and agrees to indemnify and save Lessor, Master Landlord and their respective officers, directors, employees and agents, entirely harmless for, from and against each and every claim, demand, liability, loss, cost, damage and expense, including, without limitation, reasonable attorneys' fees and court costs, arising out of any accident or other occurrence causing injury to or death of persons or damage to property by reason of the use or neglect of the Leased Premises by Lessee or any agent, employee, invitee, contractor, or customer of Lessee, or any other person, or otherwise occurring upon the Lease Premises, unless resulting from the negligence of Landlord or Master Landlord. Lessee further agrees to indemnify and save Lessor, Master Landlord and their respective officers, directors, employees and agents, and its interests in the Leased Premises entirely harmless from all claims, demands, liabilities, damages and penalties arising out of any failure of Lessee to comply with any of Lessee's obligations under the Sublease, including without limitation reasonable attorneys' fees and court costs, unless resulting from the negligence or misconduct of Landlord or Master Landlord.

                  17. Lessor's Access to Leased Premises. Lessor, Master Landlord and their agents, at all reasonable times, shall have free access to the Leased Premises for the purpose of examining or inspecting the condition thereof, for the purpose of determining if Lessee is performing the covenants and agreements of this Sublease, and during the final lease year, for the purpose of showing the Leased Premises to other prospective tenants. Lessor and Master Landlord shall give Lessee reasonable notice of Lessor's intent to enter the Leased Premises and shall use its best efforts not to interfere with Lessee's business operation during such entry. No such notice shall be required in cases of an emergency.

                  18. Default. Upon the nonpayment of any portion of rent due hereunder, or any other sum or sums of money due to Lessor under the provision hereof, or upon the non-performance by Lessee of any other covenant or condition herein set forth on the part of Lessee to be kept and performed, Lessee shall be in default hereunder; provided, however, Lessor shall not be entitled to exercise its remedies for default unless Lessor shall have given Lessee written notice of the default and Lessee shall have failed to cure such default on or before ten (10) days after Lessee receives such notice. Upon such default and the expiration of the grace period, it shall be lawful for Lessor, at its option, to declare a termination of this Sublease and to re-enter upon the Leased Premises and to again repossess and enjoy the same and all the improvements thereon free of any claims or interest of Lessee whatsoever. In addition, upon such default, Lessor shall be entitled to avail itself of whatever remedies it may have at law or in equity for the collection of any unpaid rentals hereunder, past and future, or for any damages that it may have sustained by reason of the breach by Lessee of the terms and condition thereof. No termination of this Sublease by forfeiture nor taking or recovering possession of the Leased Premises shall deprive Lessor of any other action, right, or remedy against Lessee. Any sum of money not paid when due shall bear interest from the due date until paid at the rate of eighteen percent (18%) per annum, and shall be subject to a late charge of six percent (6%) of the sum due.

                  19. Waiver of Breach. No waiver by Lessor or Lessee of the breach of any provision of this Sublease shall be construed as a waiver of any preceding or succeeding breach of the same or any other provision of this Sublease, nor shall the acceptance of rent by Lessor during any period of time in which Lessee is in default in any respect other than payment of rent be deemed to be a waiver of such default.

                  20. Notices. Notices shall be in writing and shall be given by personal delivery or by deposit in the United States mail, certified mail, return receipt requested (which receipt shall be preserved as evidence of delivery), postage prepaid, addressed to Lessor and Lessee at the following addresses:

                  If to Lessor:     Phoenix Newspapers, Inc.
                                    Attn:  Don Zabek
                                    120 East Van Buren
                                    Phoenix, Arizona  85004

                  If to Lessee:     Piranha Interactive Publishing, Inc.
                                    Attn:  J. Wade Stallings, II
                                    1839 West Drake, Suite B
                                    Tempe, Arizona  85283

The date notice is effective shall be the date upon which the notice is actually received, whether notice is given by personal delivery or is sent through the United States mail. Either party may furnish to the other in writing a different mailing address and designate another individual upon whom all notices may be served as herein provided.

                  21. Attorneys' Fees. If any action is brought by any party (including Master Landlord) to this Sublease in respect of its rights hereunder, the prevailing party shall be entitled to reasonable attorneys' fees and court costs as determined by the court.

                  22. Insolvency. Should Lessee at any time during the term of this Sublease become insolvent, or if proceedings in bankruptcy shall be instituted by or against Lessee, or if a receiver or trustee shall be appointed of Lessee's property, or if this Sublease shall, by operation of law, devolve upon or pass to any person or persons other than Lessee, then, and in each of such cases, it shall be lawful for Lessor, at its own election, to declare this Sublease terminated.

                  23. Holding Over. If Lessee shall hold over said term of this Sublease with the consent of Lessor, express or implied, such holding shall be construed to be a tenancy from month to month at 150% of the rental for the last month of the original term hereof.

                  24. Waiver of Responsibility. Provided that Lessor is not negligent in its compliance with its obligations contained in Section 13, Lessor shall not, under any circumstance, be liable or otherwise accountable to Lessee or to any third person for any damage or injury to Lessee or to any third person or to the property of Lessee or of any third person, however caused, and whether such damage or injury has its origin in the Leased Premises hereby sublet or elsewhere. In no event shall Master Landlord be liable or otherwise accountable to Lessee or to any third person for any damage or injury to Lessee or to any third person of the property of Lessee or of any third person, however caused, and whether such damage or injury has its origin in the Leased Premises hereby sublet or elsewhere. This provision applies to such items as, but is not limited to, damage to any of the fixtures, merchandise, property or equipment contained in the Leased Premises, whether owned by Lessee or by any other person, due to the overflowing or breaking of steam, sewer or water pipes, tanks, drains, boilers, basins, toilets, lavatories, or gutters, or other plumbing, or from smoke, fire, odors, earthquake, explosion, gas, electricity, lightning, and wiring, or from any other cause whatever.

                  25. Compliance with Laws. Throughout the term hereof, Lessee shall, at its sole cost and expense, at all times comply with all Federal, State and local laws, rules, regulations, administrative orders and ordinances, including but not limited to the Americans with Disabilities Act.

                  26. Governing Law. This Sublease shall be governed by and construed in accordance with the internal laws of the State of Arizona without regard to conflict of laws principles.

                  27. Recording. Neither Lessor nor Lessee shall record the Sublease, or any memorandum of this Sublease.

                  28. Limitation of Master Landlord's Liability. Redress for any claims against Master Landlord under the Master Lease or the Sublease shall only be made against Master Landlord to the extent of Master Landlord's interest in the property of which the Subleased Premises are a part. The obligations of Master Landlord under the Master Lease or the Sublease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Master Landlord or the investment manager.

                  29. Miscellaneous. The Sublease of the Leased Premises shall include the assignment to Lessee by Lessor of one of the large mailboxes outside the entrance of the Leased Premises and shall also include access to one or more dumpsters for trash/garbage disposal. Lessee acknowledges and agrees that said dumpster(s) is/are located in the common area behind the Property and the Leased Premises.

                  In witness whereof, the parties hereto have executed this instrument as of the day and year first above written.

                                       PHOENIX NEWSPAPERS, INC., an Arizon
                                        a corporation

                                       By Donald F. Zabek
                                          ---------------

                                       Its Assistant Secretary


                                       PIRANHA INTERACTIVE PUBLISHING,
                                        INC., an Arizona corporation

                                       By Timothy M. Brannan
                                          ------------------

                                       Its President



CONSENTED AND ACKNOWLEDGED

SFERS Real Estate Corp.M,
   a Delaware corporation
By:  RREEF MANAGEMENT COMPANY,
      a California corporation

By  ____________________________
      Kathleen Bloemker

   Its  District Manager

Date  12-27-95

                                    EXHIBIT A

                           Outline of Leased Premises

                                    EXHIBIT B


All work is subject to the review and approval of Master Landlord and Lessor (which shall not be unreasonably withheld) and all necessary governmental approvals, including but not limited to the City of Tempe.

1. New exterior door in rear, where proposed. Door needs safety glass window above it or a safety glass pane set into the door. Cement walk poured from new exterior door to parking asphalt. (AS TO THIS IMPROVEMENT ONLY, LESSOR SHALL REIMBURSE LESSEE UPON SUBMISSION OF APPROPRIATE INVOICES, IN AN AMOUNT NOT TO EXCEED $4,000.00).

2. Remove East wall/door of reception area. Add electrical outlets in reception and elsewhere as necessary. Light switch to control hallway lights placed in reception area.

3. Subdivide three north offices into four smaller ones with widths of 11'7", 10', 10' and 10', per sketch.

4. Small 5'x5' closet built in back of corridor. Door needs small vent and doorknob must have keyed security lock. Move phone line panel to interior of this closet. Two electrical outlets installed in closet.

5. Floor cabinets with countertop and wall cabinets built in remainder of corridor (color to be determined). Three electrical outlets installed along wall at back of countertop.

6. Remove east wall of breakroom, reverse kitchen cabinets so accessible from east instead of west, add demising wall at new back of cabinets. Replace break sink and countertop. Sink should be wider/deeper and stainless steel. Countertop color to be determined.

7. Door with keyed security lock added to close off corridor just past break area. West and south walls of current breakroom removed. *SUBJECT TO FIRE CODE RESTRICTIONS*

8. Close large door in north wall of office adjoining dead-end corridor. Place normal door in west wall.

9. Close off storage closet in men's room with angled wall. Add angled wall in women's room. Add wooden accordion (closet) doors to access the bathroom storage closet instead from hallway. Reverse bathroom doors **SUBJECT TO COMPLIANCE WITH ADA STANDARDS**

10. Restroom sinks and toilets replace with new fixtures. Commodes should be elongated design. Countertops replaced (color to be determined). One more fluorescent light or incandescent lights at wash basin in each restroom. Second sink in men's room removed and capped off to make room for supplies storage shelving.

11. Conference room door and wall replaced with glass panels which can open entire west wall.

12. Three walkway/entryway lights added, one entryway light over each entrance and one walkway light in the middle portion of Leased Premises. (TO BE PERFORMED BY LESSOR SUBJECT TO CITY OF TEMPE APPROVAL)

13.      Add 10'x15' graveled area on exterior, with cement table, benches.

14. Glass pane with mail slot to be removed and replaced. (TO BE PERFORMED BY LESSOR)

15. Permission to add company name and logo signage in vinyl letters on door/entry window provided the same is consistent with Master Landlord Signage standards. Permission to install our own non-back lit lighted sign with company name and logo on upper exterior wall which forms the exterior wall of the Leased Premises, to be visible at night from Interstate 10. SUBJECT TO MASTER LESSOR APPROVAL, MASTER LEASE SIGNAGE CRITERIA, PLACEMENT AND CITY OF TEMPE. LESSOR SHALL ASSIST AS REASONABLY NECESSARY IN OBTAINING MASTER LANDLORD APPROVAL.

16. All carpet and tile removed, floor sanded, painted (color to be determined), and gloss- coated. No new carpet or tile to be applied.

17. Walls painted (color to be determined). Doors and door frames painted (block). Floor molding and trim replaced (black). New mini-blinds (color to be determined).

18. All damaged ceiling tiles replaced and roof leaks repaired. (TO BE PERFORMED BY LESSOR)